Exhibit 99.1

ADOMANI, Inc. Announces Pricing of Public Offering of Units

Corona, CA / January 5, 2018 / ADOMANI, Inc. (NASDAQ: ADOM), a provider of advanced zero-emission and hybrid vehicle drivetrain solutions and purpose-built electric vehicles, today announced the pricing of a best efforts public offering of 3,666,667 Units at a public offering price of $3.00 per Unit. Each Unit consists of one share of common stock and a warrant to purchase 1.5 shares of common stock at an exercise price of $4.50. The gross proceeds to ADOMANI from this offering are expected to be approximately $11.0 million, before deducting placement agent fees and other estimated offering expenses payable by ADOMANI. The offering is expected to close on or about January 9, 2018, subject to the satisfaction of customary closing conditions.

Boustead Securities, LLC is acting as the exclusive placement agent in connection with the offering, and Roth Capital Partners is serving as the financial advisor to ADOMANI in connection with the offering.

ADOMANI intends to use the net proceeds from the offering primarily for the prepayment of its outstanding secured 9% notes payable and working capital or other general corporate purposes.

The Units will be issued pursuant to an effective registration statement on Form S-1 that was previously filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the prospectus relating to the offering may be obtained, when available, from Boustead Securities, LLC, Attention: Daniel J. McClory, Head of Equity Capital Markets, 6 Venture, Suite 325, Irvine, CA 92618, by telephone at (949) 502-4409 or by e-mail at offerings@boustead1828.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any security in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ADOMANI, Inc.

ADOMANI, Inc. is a provider of zero-emission electric and hybrid vehicles and replacement drivetrains that is focused on reducing the total cost of vehicle ownership. ADOMANI’s drivetrain systems are designed to help fleet operators unlock the benefits of green technology and address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. ADOMANI designs advanced zero-emission electric and hybrid drivetrain systems for integration in new school buses and medium to heavy-duty commercial fleet vehicles.

Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospectus or performance, including with respect to the proposed offering and the intended use of the proceeds of the offering, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in ADOMANI’s reports filed with the SEC and the “Risk Factors” section of its registration statement on Form S-1, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, ADOMANI undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Company Contact:

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext 205

Email: mike.m@ADOMANIelectric.com

Investor Relations Contact:

Kevin Kanning, VP Investor Relations

Telephone: (650) 533-7629

Email: kevin.k@ADOMANIelectric.com

James Carbonara, Hayden IR

Telephone: (646) 755-7412

Email: james@haydenir.com